 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-253712
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2021)

20,000,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of
7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

We are offering 20,000,000 of our depositary shares, or the depositary shares, each representing a 1/40th ownership interest in a share of our 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A, par value $0.01 per share, or the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share). As a holder of the depositary shares, you will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.
Holders of the Series A Preferred Stock will be entitled to receive, only when, as and if declared by our board of directors, or a duly authorized committee thereof, and to the extent we have funds legally available for the payment of dividends, cash dividends at a rate equal to (i) 7.75% per annum from, and including, the date of issuance to, but excluding, September 1, 2027 (the “first reset date”) or the date of earlier redemption and (ii) from, and including, the first reset date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 4.82% (as described below under “The Offering — Fixed Rate Reset Dividends”). When, as and if declared by our board of directors, or a duly authorized committee thereof, dividends will be payable on the stated amount from the date of issuance, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2022, except in each case where such day is not a business day (each a “dividend payment date”). Upon payment of any dividends on the Series A Preferred Stock, the depositary will distribute to holders of depositary shares a proportionate payment.
Dividends on the Series A Preferred Stock will not be cumulative. If for any reason our board of directors, or a duly authorized committee thereof, does not declare a dividend on the Series A Preferred Stock for any dividend period, such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period. Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules and regulations.
We may redeem the Series A Preferred Stock at our option, subject to prior regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2027 or (ii) in whole but not in part at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series A Preferred Stock, the depositary will redeem a proportionate number of depositary shares.
We have applied to list the depositary shares on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “PACWP”. Trading of the depositary shares is expected to commence within the 30-day period following the original issue date of the depositary shares. The Series A Preferred Stock will not have any voting rights, except as set forth under “Description of the Series A Preferred Stock — Voting Rights” beginning on page S-21.
The underwriters have the option to purchase up to an additional 3,000,000 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Certain of our directors and officers have agreed to purchase 76,000 of the depositary shares (representing an aggregate liquidation preference of $1,900,000) in this offering at the public offering price for investment purposes.
Investing in the depositary shares and the underlying Series A Preferred Stock involves risk. You should refer to “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 5 of the accompanying prospectus and the risk factors beginning on page 29 of our Annual Report on Form 10-K for the year ended December 31, 2021, or our Annual Report, which are incorporated by reference herein, and carefully consider that information before investing in the depositary shares and the underlying Series A Preferred Stock.
Neither the depositary shares nor the Series A Preferred Stock are a savings account, deposit or other obligation of a bank, and neither are insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total
Public offering price	$25.00	$500,000,000
Underwriting discounts and commissions(1)	$0.63	$12,698,000
Proceeds to us, before expenses(2)	$24.37	$487,302,000

(1)
Reflects 18,783,000 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.625 per share, and 1,217,000 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per share. See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriters in connection with this offering.

(2)
Assumes no exercise of the underwriters’ option described above.

The depositary shares will be delivered in book-entry form only through the facilities of The Depository Trust Company, or the DTC, and its direct participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A. on or about June 6, 2022, which is the third business day following the date of the pricing of the depositary shares.
Joint Book-Running Managers
Piper Sandler	J.P. Morgan	Janney Montgomery Scott
Co-Managers
Credit Suisse	D.A. Davidson & Co.	Stephens Inc.
Junior Co-Managers
Academy Securities	Roberts & Ryan
The date of this prospectus supplement is June 1, 2022

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “PacWest,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean PacWest Bancorp and its subsidiaries on a consolidated basis. References to “Pacific Western” or the “Bank” mean Pacific Western Bank, which is our wholly-owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the depositary shares and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated March 1, 2021, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in the depositary shares.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the depositary shares and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the depositary shares.
For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the depositary shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Our filings with the SEC are also available at our website at www.pacwestbancorp.com, at the “Public Filings” link under the “SEC Filings” tab. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We also have filed the registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference in this prospectus supplement certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents without restating that information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update and, where applicable, supersede any information contained in previously-filed documents or contained in this prospectus supplement.
In all cases, you should rely on the later information over different information included in this prospectus supplement or incorporated by reference.
We incorporate by reference the documents listed below; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the SEC’s rules, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, which we refer to as our 2021 Annual Report;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2022 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021; and

•
our Current Reports on Form 8-K filed with the SEC on February 18, 2022 and May 13, 2022.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Series A Preferred Stock and the related depositary shares offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You can obtain copies of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling us at the following address and telephone number:
PacWest Bancorp
9701 Wilshire Blvd., Suite 700
Beverly Hills, CA 90212
(310) 887-8500
Attention: Bart R. Olson, Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. Factors that might cause such differences include, but are not limited to:
•
the ongoing COVID-19 pandemic continues to affect the Company, its employees, customers and third-party service providers, and the ultimate extent of the impacts of the pandemic and related government stimulus programs on its business, financial position, results of operations, liquidity and prospects is still uncertain, due in part to the new variants of COVID-19;

•
weaker than expected general business and economic conditions could adversely affect the Company’s revenues, the values of its assets and liabilities and negatively impact loan growth;

•
our ability to compete effectively against other financial service providers in our markets;

•
the impact of changes in interest rates or levels of market activity, especially on the fair value of our loan and investment portfolios;

•
deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of initial public offerings and mergers and acquisitions), which may affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•
changes in credit quality and the effect of credit quality and the current expected credit loss accounting standard on our provision for credit losses and allowance for credit losses;

•
our ability to attract deposits and other sources of funding or liquidity;

•
our ability to efficiently deploy excess liquidity;

•
the need to retain capital for strategic or regulatory reasons;

•
compression of the net interest margin due to changes in the interest rate environment, forward yield curves, loan products offered, spreads on newly originated loans and leases, changes in our asset or liability mix, and/or changes to the cost of deposits and borrowings;

•
impact of the benchmark interest rate reform in the U.S. including the transition away from USD London Inter-bank Offering Rate to alternative reference rates;

•
reduced demand for our services due to strategic or regulatory reasons or reduced demand for our products due to legislative changes such as new rent control laws;

•
our ability to successfully execute on initiatives relating to enhancements of our technology infrastructure, including client-facing systems and applications;

•
legislative or regulatory requirements or changes, including an increase of capital requirements, and increased political and regulatory uncertainty;

•
the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•
the impact of climate change, public health issues, natural or man-made disasters such as wildfires, droughts and earthquakes, all of which are particularly common in California;

•
higher than anticipated increases in operating expenses;

•
lower than expected dividends paid from the Bank to the holding company;

•
the amount and exact timing of any common stock repurchases will depend upon market conditions and other factors;

•
a deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge;

•
the effectiveness of our risk management framework and quantitative models;

•
the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews;

•
the impact of changes made to tax laws or regulations affecting our business, including the disallowance of tax benefits by tax authorities and/or changes in tax filing jurisdictions or entity classifications; and

•
our success at managing risks involved in the foregoing items and other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A - Risk Factors of our 2021 Annual Report, all of which could cause actual results to differ from those set forth in the forward-looking statements.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. Readers should carefully review all disclosures we file from time to time with the SEC, which are available on our website at www.pacwestbancorp.com.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our 2021 Annual Report and in subsequent filings with the SEC, to determine whether an investment in the depositary shares is appropriate for you.
Company Overview
PacWest Bancorp, a Delaware corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with our corporate headquarters located in Beverly Hills, California. Our principal business is to serve as the holding company for our wholly-owned subsidiary, Pacific Western Bank.
The Bank is focused on relationship-based business banking to small, middle-market, and venture-backed businesses nationwide. The Bank offers a broad range of loan and lease and deposit products and services through 69 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. The Bank also offers financing of business-purpose non-owner-occupied investor properties through Civic Financial Services, a wholly-owned subsidiary (“Civic”). The Bank also provides a specialized suite of services for the HOA industry. In addition, we provide investment advisory and asset management services to select clients through Pacific Western Asset Management Inc., a wholly-owned subsidiary of the Bank and an SEC-registered investment adviser.
PacWest Bancorp was established in October 1999 and has achieved strong market positions by developing and maintaining extensive local relationships in the communities we serve. By leveraging our business model, service-driven focus, and presence in attractive markets, as well as maintaining a highly efficient operating model and robust approach to risk management, we have achieved significant and profitable growth, both organically and through disciplined acquisitions. We have successfully completed 31 acquisitions since 2000, including the Civic acquisition on February 1, 2021 and the acquisition of the Homeowners Association Services Division of MUFG Union Bank, N.A. (the “HOA Business”) on October 8, 2021, which have contributed to our growth and expanded our market presence throughout the United States. For more information regarding the Civic and HOA Business acquisitions, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Events” of our 2021 Annual Report.
For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.” Our principal executive offices are located at 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212, and our telephone number is (310) 887-8500. Our website is www.pacwestbancorp.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

THE OFFERING
The following summary contains basic information about the depositary shares and the underlying Series A Preferred Stock and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the depositary shares and underlying Series A Preferred Stock, you should read the sections of this prospectus supplement entitled “Description of the Depositary Shares” and “Description of the Series A Preferred Stock.”
Issuer:
PacWest Bancorp, a Delaware corporation
Securities Offered:
20,000,000 depositary shares (or 23,000,000 depositary shares if the underwriters exercise their option to purchase additional depositary shares in full), each representing a 1/40th ownership interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A, par value $0.01 per share, or the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share) of the Company. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights).
Certain of our directors and officers have agreed to purchase 76,000 of the depositary shares (representing an aggregate liquidation preference of $1,900,000) in this offering at the public offering price for investment purposes.
We may from time to time elect to issue additional shares of the Series A Preferred Stock and related depositary shares, and all such additional shares of Series A Preferred Stock and the related depositary shares will form a single series with the Series A Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for United States federal income tax purposes.
Underwriters’ Option to Purchase Additional Shares:
We have granted the underwriters an option to purchase up to an additional 3,000,000 depositary shares, within 30 days after the date of this prospectus supplement at the public offering price, less the applicable underwriting discount.
Fixed Rate Reset Dividends:
We will pay dividends on the Series A Preferred Stock, only when, as and if declared by our board of directors or a duly authorized committee thereof, and to the extent that we have funds legally available for the payment of such dividends.
Dividends will be payable from the date of issuance on the stated amount of $1,000 per share of the Series A Preferred Stock (equivalent to $25.00 per depositary share) at a rate of 7.75% per annum from and including the date of issuance to, but excluding, September 1, 2027 (the “first reset date”) or the date of earlier redemption, payable quarterly, in arrears.
From and including the first reset date, during each reset period, we will pay dividends based on the stated amount of $1,000 per share of

Series A Preferred Stock (equivalent to $25.00 per depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 4.82%, payable quarterly in arrears. The amount of any dividend will be computed in the manner described under “Description of the Series A Preferred Stock — Dividends.”
A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the first reset date, will not be adjusted for business days. A “reset period” means the period from, and including, the first reset date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
Dividends on the Series A Preferred Stock are payable only when, as and if declared, and will not be cumulative or mandatory. If for any reason our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock in respect of a dividend period (as defined under “Description of the Series A Preferred Stock — Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee thereof declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period.
While the Series A Preferred Stock is outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, acquisitions of, and dividends and distributions on, junior or parity stock, including our common stock, are permitted only under certain circumstances. See “Description of the Series A Preferred Stock — Dividends — Restrictions on Dividends, Redemptions and Repurchases.”
Our ability to pay dividends on the Series A Preferred Stock depends on the ability of the Bank to pay dividends to us. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements, including capital regulations and policies established by the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC and the California Department of Financial Protection and Innovation (“DFPI”), as applicable. Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable Federal Reserve capital adequacy regulations and policies. See “Description of the Series A Preferred Stock —  Dividends.”
Dividend Payment Dates:
Dividends on the Series A Preferred Stock will be payable when, as and if declared by our board of directors, or a duly authorized committee thereof, quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1,

2022, each referred to herein as a dividend payment date. If any date on which a dividend would otherwise be payable is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to the amount of dividends paid.
Redemption:
The Series A Preferred Stock is perpetual and has no maturity date.
We may redeem the Series A Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after the first reset date, or (ii) in whole, but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock — Redemption”), in each case at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred Stock.
Under capital rules applicable to us, we must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity Tier 1 Capital or additional Tier 1 Capital, or demonstrate to the Federal Reserve that following such redemption we will continue to hold capital commensurate with our risk.
Holders of depositary shares should not expect that we will redeem any Series A Preferred Stock or related depositary shares.
Neither the holders of the Series A Preferred Stock nor holders of depositary shares will have any right to require the redemption or repurchase of the Series A Preferred Stock.
Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy rules of the Federal Reserve applicable to us and the redemption of the Series A Preferred Stock.
Liquidation Rights:
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock are entitled to receive an amount per share equal to the liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.
Distributions will be made only to the extent of our assets that are legally available for distribution to stockholders (i.e., after satisfaction of all our liabilities to creditors, if any), subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock or pro rata as to the Series A Preferred Stock and any other shares of our stock ranking equally as to the distribution of our assets on our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up.

Holders of the Series A Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we entered into a receivership, insolvency, liquidation or similar proceeding. In addition, holders of the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we or the Bank become subject to a receivership, conservatorship, insolvency, liquidation or similar proceeding.
Voting Rights:
None, except (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions, (iv) in the case of certain dividend non-payments or (v) as otherwise required by applicable law or Nasdaq. See “Description of the Series A Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares — Voting of the Series A Preferred Stock” below.
Ranking:
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, shares of the Series A Preferred Stock will rank:
•
senior to our common stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, which we refer to as junior stock;

•
on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions, which we refer to as parity stock;

•
junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A preferred stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A preferred stock, which we refer to as senior stock; and

•
junior to our secured and unsecured debt.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up of the Company only out of funds legally available for such payment (i.e., after satisfaction of all our liabilities to creditors, if any) and pro rata as to the Series A Preferred Stock and any other class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, referred to herein as the dividend parity stock, and distributions upon any liquidation, dissolution or winding up of the Company, as applicable.
No Maturity:
The Series A Preferred Stock does not have any maturity date, and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it after receiving any required prior approval of the Federal Reserve.
Preemptive and Conversion
Rights:
The holders of the depositary shares and the Series A Preferred Stock do not have any preemptive or conversion rights.
Nasdaq Listing:
We have applied to list the depositary shares on the Nasdaq under the symbol “PACWP.” If the application is approved, trading of the depositary shares on the Nasdaq is expected to commence within 30 days after the initial delivery of the depositary shares.
Material U.S. Federal Income Tax Considerations:
If you are a non-corporate U.S. holder (as defined below under “Material U.S. Federal Income Tax Considerations”), dividends paid to you will generally qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. holder, dividends received by you will generally be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. For a discussion of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of Series A Preferred Stock and depositary shares, see “Material U.S. Federal Income Tax Considerations.”
ERISA Considerations:
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan or its affiliates, see “ERISA Considerations for Investors.”
Use of Proceeds:
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $486,524,000 (or approximately $559,620,000 if the underwriters exercise in full their option to purchase additional shares). We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock, and for investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.
Depositary, Transfer Agent and Registrar:
Equiniti Trust Company
Calculation Agent:
Unless we have validly called all shares of the Series A Preferred Stock for redemption on the first reset date, we will appoint a calculation agent for the Series A Preferred Stock prior to the commencement of a reset period. We may appoint ourselves or an affiliate of ours as the calculation agent. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.
Risk Factors:
An investment in the depositary shares representing interests in the Series A Preferred Stock involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement beginning on page S-13 and the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our Annual Report, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS
An investment in the depositary shares involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our 2021 Annual Report, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus supplement is qualified in its entirety by those risk factors.
You are making an investment decision about both the depositary shares and the Series A Preferred Stock.
We are issuing fractional interests in shares of the Series A Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Series A Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.
The depositary shares and the Series A Preferred Stock are not insured deposits.
The depositary shares and the Series A Preferred Stock are not bank deposits and are not insured or guaranteed by the FDIC or any other government agency. An investment in the depositary shares has risks, and you may lose your entire investment.
Dividends on the Series A Preferred Stock will not be cumulative or mandatory, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.
Dividends on the Series A Preferred Stock will not be cumulative or mandatory. If our board of directors, or a duly authorized committee thereof, does not authorize and declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period.
In addition, if and to the extent payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares representing interests in the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period.
Under the Federal Reserve’s current capital rules and policies applicable to us and the Bank, we may pay dividends on the Series A Preferred Stock only out of our net income, retained earnings or surplus related to other additional Tier 1 Capital instruments. Generally, Federal Reserve policy states that dividends should be paid only from current earnings, absent prior non-objection from the Federal Reserve. In addition, the Federal Reserve’s capital rules include a capital conservation buffer. The buffer can be satisfied only with common equity Tier 1, or “CET1,” capital. If our capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series A Preferred Stock) based on the amount of the shortfall and the amount of our “eligible retained income.” Effective October 8, 2020, the Federal Reserve and the other federal banking regulators adopted a final rule that revises the definition of “eligible retained income” to allow banking organizations to more freely use their capital buffers to promote lending and other financial intermediation activities, by making the limitations on capital distributions more gradual. The eligible retained income is now the greater of (i) net income for the four preceding quarters, net of distributions and associated tax effects not reflected in net income; and (ii) the average of all net income over the preceding four quarters. The final rule only affects the capital buffers, and banking organizations are encouraged to make prudent capital distribution decisions.

The dividend rate will reset on the first reset date and each subsequent reset date and any dividends declared may be at a rate lower than the initial fixed annual rate of 7.75% in effect until the first reset date.
The annual dividend rate on the Series A Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 4.82%. Therefore, the dividend rate and any dividends declared after the first reset date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
The Series A Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.
The shares of the Series A Preferred Stock will be equity interests in the Company and will not constitute indebtedness. This means that the Series A Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. As of March 31, 2022, our total liabilities, including deposits, subordinated debt and accrued interest, were approximately $35.6 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series A Preferred Stock. In addition, holders of the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.
The Series A Preferred Stock does not restrict our ability to incur indebtedness.
The Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— Holders of Series A Preferred Stock and the depositary shares will have limited voting rights.” We have historically sought to access the debt capital markets opportunistically when market conditions were favorable in order to implement our business and growth strategies or refinance our existing indebtedness, and may access the debt market in the future for such or other reasons, though we do not currently have any plans to do so.
We are a holding company and are dependent on dividends from our bank subsidiary to meet our obligations, including our obligations with respect to our securities. Dividends from our bank subsidiary will require DFPI and FDIC approval for the foreseeable future.
We are a regulated bank holding company separate and distinct from our subsidiaries and we conduct substantially all of our operations through the Bank. As a result, our ability to make dividend payments on the Series A Preferred Stock will depend primarily upon the receipt of dividends and other distributions from the Bank. If we do not receive sufficient cash dividends and other distributions from the Bank, it is unlikely that we will have sufficient funds to make dividend payments on the Series A Preferred Stock. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.
In addition, the DFPI, FDIC and Federal Reserve have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of the Bank, it may be deemed an unsafe or unsound practice if the Bank were to pay dividends to us. The Bank is also prohibited under federal law from paying any dividend that would cause it to become undercapitalized.
The Bank may declare a dividend without the approval of the DFPI and FDIC as long as the total dividends declared in a calendar year do not exceed either the retained earnings or the total of net earnings for three previous fiscal years less any dividend paid during such period. The Bank had a cumulative net loss of $155.3 million during the three fiscal years of 2021, 2020, and 2019 due to the $1.47 billion goodwill impairment in the first quarter of 2020, compared to dividends of $776.0 million paid by the Bank during that same period. Since the Bank had a retained deficit of $1.4 billion at March 31, 2022, for the foreseeable future, any further cash dividends from the Bank to the Company will continue to require DFPI and FDIC approval.

Because we are a holding company, our rights and the rights of the holders of the Series A Preferred Stock to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank, its depositors), in addition to our creditors. The rights of holders of the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series A Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of March 31, 2022, our total liabilities, including deposits, subordinated debt and accrued interest, were approximately $35.6 billion.
The Series A Preferred Stock may be junior in rights and preferences to future preferred stock.
The Series A Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series A Preferred Stock. It is possible that we may authorize and issue such shares without your vote or consent, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock is required to authorize or issue any shares of senior stock as described under “Description of the Series A Preferred Stock — Voting Rights.” The terms of any future preferred stock expressly senior to the Series A Preferred Stock may restrict dividend payments on the Series A Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series A Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series A Preferred Stock, and no shares of the Series A Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series A Preferred Stock not being paid to you.
Investors should not expect us to redeem the Series A Preferred Stock (and indirectly the depositary shares) on the date it becomes redeemable or on any particular date after it becomes redeemable.
Subject to the prior approval of the Federal Reserve, we may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 1, 2027, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series A Preferred Stock for any reason, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series A Preferred Stock —  Redemption.”
The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders of the Series A Preferred Stock or the holders of the depositary shares offered hereby. The Series A Preferred Stock may be redeemed by us at our option with the prior approval of the Federal Reserve or any successor appropriate federal banking agency, (i) either in whole or in part, from time to time, on any dividend payment date on or after September 1, 2027, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock — Redemption”). Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series A Preferred Stock. See “— Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve” below.
We may be able to redeem the Series A Preferred Stock prior to September 1, 2027. On or after September 1, 2027 we may redeem the Series A Preferred Stock on any dividend payment date.
By its terms, the Series A Preferred Stock may be redeemed by us prior to September 1, 2027 only upon the occurrence of certain events involving the capital treatment of the Series A Preferred Stock and prior Federal Reserve approval. In particular, upon our determination in good faith that an event has occurred that would constitute a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock — Redemption”), we may, at our option, redeem in whole, but not in part, the shares of Series A Preferred Stock, subject to the approval of the Federal Reserve or any successor appropriate federal banking agency. The terms of the Series A Preferred Stock have been established to satisfy the criteria for “Tier 1 Capital” instruments set forth in the capital adequacy rules of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking regulator or agency) applicable to bank holding companies, referred to herein as the Capital Rules. However, it is possible that the Series A Preferred Stock may not satisfy the criteria for Tier 1 Capital instruments set forth in the Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series A Preferred Stock, or as a result of future changes in law or regulation. A “regulatory capital treatment event,” such as a change or proposed change in law or regulation after the original issue date with respect to whether the Series A Preferred Stock qualifies as a Tier 1 Capital instrument, could occur, which would give us the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series A Preferred Stock in accordance with its terms prior to September 1, 2027 at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date.
Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.
Our right to redeem the Series A Preferred Stock is subject to limitations. Any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve. In addition, under the Capital Rules, before we can redeem the Series A Preferred Stock, or immediately thereafter, we must either replace the Series A Preferred Stock to be redeemed with an equal amount of common equity Tier 1 or additional Tier 1 Capital instruments, or demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk. We cannot assure you that the Federal Reserve will approve any redemption of the Series A Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A Preferred Stock without replacing it with securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. In such case, under such current rules and regulations, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.
Holders of the Series A Preferred Stock and the depositary shares will have limited voting rights.
Holders of the Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Series A Preferred Stock will have voting rights only (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions or (iv) as otherwise required by the Delaware General Corporation Law or Nasdaq. Additionally, if dividends on the Series A Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series A Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Series A Preferred Stock with similar voting rights, will generally be entitled to vote for the election of two additional directors. See “Description of the Series A Preferred Stock — Voting Rights.”
Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series A Preferred Stock. While the depositary will vote the maximum number of whole shares of Series A Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

Additional offerings of debt, which would be senior to the Series A Preferred Stock upon liquidation, or equity securities may adversely affect the market price of the depositary shares.
We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock, securities convertible into preferred stock or common stock, and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of the Series A Preferred Stock.
We cannot assure you that a liquid trading market for the depositary shares will develop or be maintained, and you may find it difficult to sell your depositary shares.
The depositary shares are a new issue with no established trading market. We have applied to list the depositary shares on the Nasdaq under the symbol “PACWP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the Nasdaq to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so, and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.
The amount of your liquidation preference is fixed and you have no right to receive any greater payment.
The payment due upon liquidation is fixed at the liquidation preference of $25.00 per depositary share, plus an amount equal to all declared and unpaid dividends thereon to, but not including, the date of liquidation. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you have no right to receive or to participate in these amounts. In addition, if the market price of your depositary shares is greater than the liquidation preference, you have no right to receive the market price from us upon our liquidation.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:
•
whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit rating agencies, including the ratings given to the depositary shares or the Series A Preferred Stock;

•
prevailing interest rates;

•
developments in the credit, commercial lending, real estate mortgage and construction markets, and developments with respect to financial institutions generally;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market, if one develops.

Credit ratings may not reflect all risks associated with an investment in the Series A Preferred Stock and the depositary shares.
Credit rating agencies rate our Series A Preferred Stock and our depositary shares on factors that include our results of operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing the Company on a watch list for possible future downgrading.
Downgrading the credit rating of our depositary shares or placing the Company on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the depositary shares.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series A Preferred Stock, based on their overall view of our industry. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our depositary shares.
We may in the future determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to raise additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Series A Preferred Stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Although the approval of holders of depositary shares representing interests in at least two-thirds of all outstanding shares of the Series A Preferred Stock will be needed to issue any equity security ranking above the Series A Preferred Stock, if we issue preferred stock in the future that has preference over our Series A Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series A Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Series A Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $486,524,000 (or approximately $559,620,000 if the underwriters exercise in full their option to purchase additional depositary shares). We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock and for investments in the Bank as regulatory capital. Although our management actively evaluates acquisition opportunities, we do not have any definitive plans relating to material acquisitions at this time.
Our management will have broad discretion in the use of the net proceeds from the sale of the depositary shares. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION
The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios as of March 31, 2022:
•
on an actual basis, and

•
on an “as adjusted” basis after giving pro forma effect to the sale of 20,000,000 depositary shares, representing shares of Series A Preferred Stock, offered hereby (assuming the underwriters do not exercise their option to purchase additional shares) for total net proceeds of approximately $486,524,000  after deducting the underwriting discount and estimated expenses.

The “as adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering. You should read this table in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2021 and the quarter ended March 31, 2022, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2021 Annual Report and our Quarterly Report for the quarter ended March 31, 2022, and the “Use of Proceeds” section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
($ in thousands, except share and per share data)	March 31, 2022	As Adjusted for this Offering
Cash and due from banks	$2,070,681	$2,557,205
Borrowings
Subordinated debentures and notes	863,880	863,880
Federal Home Loan Bank advances	741,000	741,000
Other borrowings	250,000	250,000
Total Borrowings	$1,854,880	$1,854,880
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2022; 500,000 shares of Series A Preferred Stock issued and outstanding, as adjusted	—	486,524
Common stock, $0.01 par value; 200,000,000 shares authorized; 122,215,319 shares issued at March 31, 2022, includes 2,154,646 shares of unvested restricted stock	1,222	1,222
Additional paid-in capital	2,991,159	2,991,159
Retained earnings	1,136,478	1,136,478
Treasury stock, at cost; 2,613,553 shares issued at March 31, 2022	(101,789)	(101,789)
Accumulated other comprehensive income (loss), net	(376,475)	(376,475)
Total stockholders’ equity	3,650,595	4,137,119
Total borrowings and stockholders’ equity	$5,505,475	$5,991,999
Capital Ratios
Tier 1 leverage capital ratio	7.11%	8.37%
Common equity tier 1 capital ratio	8.64%	8.64%
Total tier 1 capital ratio	9.07%	10.68%
Total capital ratio	12.27%	13.88%

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The following is a brief description of the material terms of the Series A Preferred Stock. The following description does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), including the Certificate of Designation relating to the Series A Preferred Stock (the “Certificate of Designation”), copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law.
General
The Series A Preferred Stock is a single series of our authorized preferred stock. We are offering 20,000,000 depositary shares (or 23,000,000 depositary shares, if the underwriters exercise their option to purchase additional depositary shares in full), representing fractional interests in 500,000 shares of the Series A Preferred Stock (or 575,000 shares of the Series A Preferred Stock if the underwriters exercise their option in full) by this prospectus supplement and the accompanying prospectus. Shares of the Series A Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Series A Preferred Stock, and all references in this prospectus supplement to the holders of the Series A Preferred Stock shall mean the depositary. The holders of depositary shares will be entitled through the depositary to exercise their proportional rights and preferences of the Series A Preferred Stock, as described in the section entitled “Description of the Depositary Shares” in this prospectus supplement.
The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of other securities of the Company. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of the Company to redeem, retire or repurchase the Series A Preferred Stock. The Series A Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.
The number of designated shares of the Series A Preferred Stock initially is 575,000 and the “stated amount” per share is $1,000. The number of designated shares may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our board of directors, or a duly authorized committee thereof, without the vote or consent of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series A Preferred Stock.
We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock and the related depositary shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock, provided that such additional shares of Series A Preferred Stock will only be issued if they are fungible with the original shares for U.S. federal income tax purposes. The additional shares of Series A Preferred Stock and the related depositary shares will form a single series with the Series A Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series A Preferred Stock.
Ranking
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, the Series A Preferred Stock will rank:
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senior to our common stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, which we refer to as junior stock;

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on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions, which we refer to as parity stock;

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junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, which we refer to as senior stock; and

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junior to our secured and unsecured debt.

The Company may authorize and issue additional shares of junior stock and parity stock from time to time without the consent of the holders of the Series A Preferred Stock.
Dividends
General
Dividends on the Series A Preferred Stock will not be cumulative or mandatory. If our board of directors, or a duly authorized committee thereof, does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period. A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock.
Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or a duly authorized committee thereof, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the stated amount of $1,000 per share at a rate equal to:
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from, and including, the date of issuance to, but excluding, the first reset date or the date of earlier redemption, a fixed rate per annum of 7.75%; and

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from, and including, the first reset date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below), plus 4.82%, and no more, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, a “dividend payment date”); provided, however, that if any such dividend payment date is not a business day, then such date shall nevertheless be a dividend payment date but dividends on the Series A Preferred Stock shall be paid on the next succeeding business day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment).
In the event that we issue additional shares of Series A Preferred Stock after the original issue date, those shares will be entitled to dividends that are declared on or after the date they are issued, provided that any shares of Series A Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series A Preferred Stock or any other date specified by the board of directors or a duly authorized committee thereof at the time such additional shares are issued.
If any dividend payment date is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to, or interest on, the amount of dividends paid. We will not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York or Beverly Hills, California, are closed.
A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the first reset date, will not be adjusted for business days. A “reset period” means the period from, and including, the first reset date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
For any reset period commencing on or after the first reset date, the five-year treasury rate will be the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date for that reset period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any reset determination date, as determined by the calculation agent in its sole discretion; provided that if no such calculation can be determined as described above, then:
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if the calculation agent determines that the treasury rate has not been discontinued, then the calculation agent will use for such reset period a substitute base rate that it has determined is most comparable to the treasury rate; or

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if the calculation agent determines that the treasury rate has been discontinued, then the calculation agent will use for such reset period and each successive reset period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the calculation agent determines there is an industry-accepted successor base rate to the treasury rate, then the calculation agent shall use such successor base rate.

If the calculation agent has determined a substitute or successor base rate in accordance with second bullet point immediately above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent reset dividend determination date, then a new substitute or successor base rate shall be determined as set forth in the first or second bullet point immediately above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the calculation agent has determined a substitute or successor base rate, then the calculation agent will apply any technical, administrative or operational changes that we determine (including changes to the definitions of “dividend period”, “reset period”, “reset date” and “reset dividend determination date”, timing and frequency of determining rates with respect to each reset period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the substitute or successor base rate exists, the calculation agent will apply any such changes for calculating such substitute or successor base rate in such other manner as we determine is reasonably necessary.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable dividend payment date, as shall be fixed by our board of directors, or a duly authorized committee thereof, in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the Series A Preferred Stock.
Dividends payable on the Series A Preferred Stock will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on or after September 1, 2027, will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Restrictions on Dividends, Redemptions and Repurchases
Under Delaware law, subject to limited exceptions relating to our net earnings in specified periods, we may declare or pay dividends on the Series A Preferred Stock only if, after payment of such dividends, we would be able to pay our indebtedness as it becomes due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities. When the need to make these determinations arises, our board of directors will determine the amount of our total assets, total liabilities and liquidation preference amount with regard to outstanding shares of Series A Preferred Stock in accordance with Delaware law.
The Company’s ability to pay dividends on the Series A Preferred Stock also depends on the ability of the Bank to pay dividends to the Company. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve, FDIC and the DFPI, as applicable.
So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:
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no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

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no monies may be paid or made available for a sinking fund for the redemption or retirement of any junior stock nor shall any shares of junior stock be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to or during the most recently completed preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians); and

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no monies may be paid or made available for a sinking fund for the redemption or retirement of any parity stock nor shall any shares of parity stock, be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) any purchase or other acquisition of shares of Series A Preferred Stock and parity stock in accordance with a purchase offer made in writing or by publication (as determined by our board of directors, or a duly authorized committee thereof), to all holders of such shares on such terms as our board of directors, or a duly authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to or during the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians).
If our board of directors, or a duly authorized committee thereof, elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent any series of dividend parity stock has a longer dividend period than the dividend period for the Series A Preferred Stock, or vice versa, for purposes of this paragraph, our board of directors, or a duly authorized committee thereof, may treat such series’ longer dividend period as two or more consecutive shorter dividend periods, none of which coincide with more than one of the other series’ dividend periods, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A Preferred Stock.
As used in this prospectus supplement, “parity stock” means any other class or series of stock of the Company that ranks on a parity with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company. As used in this prospectus supplement, “dividend parity stock” means any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends. As of the date of this prospectus supplement, there are no series of parity stock outstanding. See “— Other Preferred Stock” below.
As used in this prospectus supplement, “senior stock” means any other class or series of stock of the Company ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there are no series of senior stock outstanding. See “— Other Preferred Stock” below.
Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors, or a duly authorized committee thereof, may be declared and paid on our common stock and any other junior stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules.
Redemption
Optional Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after the first reset date, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Neither the holders of Series A Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A Preferred Stock, and should not expect such redemption or repurchase. Notwithstanding the foregoing, we may not redeem shares of the Series A Preferred Stock without having received the prior approval of the “appropriate federal banking agency” with respect to us, as defined in

Section 3(q) of the Federal Deposit Insurance Act, or any successor provision (the “appropriate federal banking agency”), if then required under capital rules applicable to us. Our appropriate federal banking agency is the Federal Reserve.
Redemption Following a Regulatory Capital Treatment Event
We may redeem shares of the Series A Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Such redemption shall be subject to prior approval of the Federal Reserve, if the Series A Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full stated amount of $1,000 per share of Series A Preferred Stock then outstanding as Tier 1 Capital (or its equivalent) as defined in 12 CFR §217.2 or any successor provision for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date.
Redemption Procedures
If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are held in book-entry form through DTC or any other similar facility, we may give such notice at such time and in any manner permitted by such facility). Any notice delivered as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice, or any defect in such notice or in the delivery thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed from the holder;

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the redemption price;

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the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, if the shares are issued in certificated form; and

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that dividends on such shares will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A Preferred Stock are issued in certificated form, on and after the redemption date, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series A Preferred Stock so called for redemption, and all such shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, including rights described under “— Voting Rights” below, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares. See “Description of the Depositary Shares” in this prospectus supplement for information about redemption of the depositary shares relating to the Series A Preferred Stock.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof (or, if the depositary shares are issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), our board of directors, or a duly authorized committee thereof, shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Under the Federal Reserve’s current capital regulations applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval by the Federal Reserve and the Company must either replace the shares to be redeemed with an equal amount of Tier 1 Capital or additional Tier 1 Capital or demonstrate to the Federal Reserve that the Company will continue to hold capital commensurate with its risk. See “Risk Factors — We may be able to redeem the Series A Preferred Stock prior to September 1, 2027. On or after September 1, 2027, we may redeem the Series A Preferred Stock on any dividend payment date.” Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth by the Federal Reserve applicable to redemption of the Series A Preferred Stock.
The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of the Series A Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock, holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), referred to herein as the liquidation preference, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on parity with the Series A Preferred Stock in the distribution of assets on liquidation, or the liquidation preference parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all liquidation preference parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and all holders of any liquidation preference parity stock, the holders of our junior stock will be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this section, the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.
Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series A Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights.
Right to Elect Two Directors upon Nonpayment of Dividends
If and whenever dividends payable on Series A Preferred Stock or any class or series of parity stock having voting rights equivalent to those described in this paragraph, referred to herein as voting parity stock, have not been declared and paid (or, in the case of voting parity stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive, referred to herein as a nonpayment event, the number of directors on the board of directors shall automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding voting parity stock then entitled to vote for additional directors, voting together as a single class in proportion to their stated amounts, shall be entitled to elect by a vote of the holders of record of a plurality of the votes cast the two additional directors, referred to herein as the preferred stock directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities are listed), including that listed companies must have a majority of independent directors, and provided further that our board of directors shall at no time include more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to like voting rights).
The Certificate of Incorporation provides that the holders of Series A Preferred Stock and such other holders of voting parity stock may vote their shares cumulatively for the election of the preferred stock directors if the name of the candidate or candidates is placed in nomination prior to voting and at least one stockholder has given advance notice of his or her intention to cumulate his or her votes. Cumulative voting provides each stockholder with a number of votes equal to the number of preferred stock directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more candidates.
In the event that the holders of Series A Preferred Stock and such other holders of voting parity stock shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, such directors shall be initially elected following such nonpayment event only at a special meeting called at the request of the holders of record of at least 10% of the stated amount of the Series A Preferred Stock and each other series of voting parity stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or voting parity stock, and delivered to our Corporate Secretary in such manner as provided for in the Certificate of Designation, or as may otherwise be required or permitted by applicable law. If we fail to call a special meeting for the election of the preferred stock directors within 20 days of receiving proper notice, any holder of Series A Preferred Stock or voting parity stock may call such a meeting at our expense solely for the election of the preferred stock directors, and for this purpose and no other (unless provided otherwise by applicable law) such preferred stock holder shall have access to our stock ledger.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and voting parity stock, voting together as a single class in proportion to their respective stated amounts, except that, in the event of cumulative voting, no preferred stock director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the preferred stock directors. The preferred stock directors elected at a special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as described below. In case any vacancy shall occur among the preferred stock directors, a successor shall be elected by our board of directors to serve until the next annual meeting of the stockholders on the nomination of the then remaining preferred stock director or, if no preferred stock director remains in office, by the outstanding Series A Preferred Stock and such voting parity stock for which dividends have not been paid, voting as a single class in proportion to their respective stated amounts, provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities are listed), including that listed companies must have a majority of independent directors. If elected by stockholders, the successor shall be elected by a plurality of the votes cast. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of a preferred stock director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter that shall come before our board of directors for a vote.
When (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preferred Stock on four consecutive dividend payment dates following a nonpayment event and (ii) the rights of holders of any voting parity stock to participate in electing the preferred stock directors shall have ceased, the right of holders of the Series A Preferred Stock to participate in the election of preferred stock directors shall cease (but subject always to the revesting of such voting rights in the case of any future nonpayment event), the terms of office of all the preferred stock directors shall immediately terminate, and the number of directors constituting our board of directors shall automatically be reduced accordingly. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Series A Preferred Stock terminate for any reason, including under circumstances described above under “— Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date) and the terms of any additional directors elected by the holders of Series A Preferred Stock and any voting parity stock shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of voting parity stock have similarly terminated.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock (including the Series A Preferred Stock) are or become entitled to vote for the election of directors, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company that either holds 25% or more of that class or less than 25% of such class if it otherwise exercises a “controlling influence” (as described in Federal Reserve Regulation Y) over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock will be necessary to:
•
amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•
amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; or

•
consummate (i) a binding share-exchange or reclassification involving the Series A Preferred Stock or (ii) the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, unless in each case (A) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such powers, preferences and rights, and such qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the powers, preferences or rights of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation for the Series A Preferred Stock that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designation.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.
Voting Rights under Delaware Law
Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.
Other Preferred Stock
Our Certificate of Incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our board of directors or a duly authorized committee thereof can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Our Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, par value $0.01 per share, which may be designated and issued in one or more series.
Depositary Agent, Transfer Agent and Registrar
Equiniti Trust Company will be the depositary and transfer agent and registrar for the Series A Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.
Calculation Agent
Unless we have validly called all shares of the Series A Preferred Stock for redemption on the first reset date, we will appoint a calculation agent for the Series A Preferred Stock prior to the commencement of a reset period. We may appoint ourselves or an affiliate of ours as the calculation agent. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.
Preemptive and Conversion Rights
The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Governing Law
The Series A Preferred Stock will be governed by Delaware Law.

DESCRIPTION OF THE DEPOSITARY SHARES
The following description summarizes specific terms and provisions of the depositary shares relating to the Series A Preferred Stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.
General
This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series A Preferred Stock. As described above under “Description of the Series A Preferred Stock”, we are issuing depositary shares representing proportional fractional interests in shares of the Series A Preferred Stock. Each depositary share represents a 1/40th ownership interest in a share of Series A Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series A Preferred Stock with a depositary pursuant to a deposit agreement among us, Equiniti Trust Company, acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares, referred to herein as the Deposit Agreement. Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Issuance” in this prospectus supplement.
Immediately following the issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find Additional Information” in this prospectus supplement.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least two-thirds of the affected depositary shares then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
We will make no amendment that impairs the right of any holder of depositary shares to receive shares of the Series A Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.
The Deposit Agreement may be terminated:
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if all outstanding depositary shares have been redeemed pursuant to the Deposit Agreement;

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if there shall have been a final distribution made in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing depositary shares pursuant to the terms of the Deposit Agreement; or

•
upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

We may terminate the Deposit Agreement at any time, and the depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the Series A Preferred Stock as are represented by those depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series A Preferred Stock.
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by the holders. If the Company makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Series A Preferred Stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, on the shares of the Series A Preferred Stock.
Whenever we redeem shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed. If less than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. In any case, the depositary will redeem the depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares.
Voting of the Series A Preferred Stock
Because each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote, as described above in “Description of the Series A Preferred Stock — Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.
Depositary Agent, Transfer Agent and Registrar
Equiniti Trust Company will be the depositary and transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of the prior depositary’s removal.
Form and Notices
The Series A Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The depositary will forward to the holders of the depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series A Preferred Stock.
Listing of Depositary Shares
We have applied to list the depositary shares on Nasdaq under the symbol “PACWP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on Nasdaq to begin within the 30-day period following the original issue date. We have agreed to use reasonable best efforts to maintain the listing of the depositary shares on Nasdaq. Listing of the depositary shares on Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series A Preferred Stock except as represented by the depositary shares.

BOOK-ENTRY ISSUANCE
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, referred to herein as Euroclear and Clearstream Banking, S.A., referred to herein as Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.
Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations generally applicable to the purchase, ownership, and disposition of the Series A Preferred Stock and the depositary shares representing interests in such Series A Preferred Stock. When we refer to the Series A Preferred Stock in this section, we mean both the Series A Preferred Stock and the depositary shares representing interests in such Series A Preferred Stock.
The summary is limited to taxpayers who will hold the Series A Preferred Stock as capital assets for tax purposes and who purchase the Series A Preferred Stock in the initial offering at the initial offering price.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances or certain types of holders subject to special treatment under U.S. federal income tax law (such as financial institutions, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, individual retirement accounts or other tax-deferred accounts, tax-qualified retirement plans, “qualified foreign pension funds” as defined in section 897(l)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and entities all of the interests of which are held by qualified foreign pension funds, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, life insurance companies, controlled foreign corporations and passive foreign investment companies and their shareholders, real estate investment trusts, regulated investment companies, accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, persons who purchase or sell the Series A Preferred Stock as part of a wash sale for tax purposes, persons holding Series A Preferred Stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale,” or other integrated investment, persons whose functional currency is not the U.S. dollar, and tax-exempt organizations). Furthermore, this summary does not address considerations relating to the alternative minimum tax, the tax on certain net investment income, any U.S. federal estate or gift tax consequences or tax consequences arising under the tax laws of any state, locality, or non-U.S. jurisdiction.
This discussion is based on the Code, its legislative history, Treasury regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, positions contrary to those described in this summary. In addition, this summary is based in part upon the assumption that each obligation in the Deposit Agreement will be performed in accordance with its terms.
As used herein, “U.S. holder” means a beneficial owner of Series A Preferred Stock that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation created or organized in, or under the laws of, the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more U.S. persons (as defined in the Code) are authorized to control all of the trust’s substantial decisions or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person. “Non-U.S. holder” means a beneficial owner of Series A Preferred Stock (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Series A Preferred Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Series A Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series A Preferred Stock.
Holders of depositary shares representing interests in Series A Preferred Stock will be treated as beneficial owners of an interest in the underlying Series A Preferred Stock for United States federal income tax purposes.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SERIES A PREFERRED STOCK IN THE FORM OF DEPOSITARY SHARES.

U.S. Holders
Distributions
Distributions with respect to the Series A Preferred Stock will be taxable as dividend income when paid to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds the Company’s current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Series A Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the U.S. holder’s holding period for the Series A Preferred Stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series A Preferred Stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series A Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.
Dividends that exceed certain thresholds in relation to a U.S. holder’s adjusted tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate U.S. holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent taxable dividend income received by them with respect to such Series A Preferred Stock qualifies for the preferential rates applicable to long-term capital gains. If a corporate U.S. holder that has held Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the U.S. holder will generally be required to reduce its adjusted tax basis in the Series A Preferred Stock with respect to which the dividend was paid by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in that Series A Preferred Stock, the excess will be treated as taxable gain.
Sale or Redemption
A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series A Preferred Stock equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.
A redemption of the Series A Preferred Stock will be treated as a sale or exchange taxable as described in the preceding paragraph if the redemption (i) is in “complete redemption” of the U.S. holder’s Series A Preferred Stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. holder (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been satisfied, a U.S. holder must take into account not only the Series A Preferred Stock and other equity interests in the Company that the U.S. holder actually owns but also other equity interests in the Company that the U.S. holder constructively owns within the meaning of section 318 of the Code. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company’s corporate affairs may be entitled to sale or exchange treatment on a redemption of Series A Preferred Stock if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned equity interests in the Company) as a result of the redemption. If none of the foregoing alternative tests described above are satisfied, the redemption will generally be treated as a distribution subject to the rules described above under “Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.

Information Reporting and Backup Withholding
Distributions on the Series A Preferred Stock and proceeds from the sale or other disposition of the Series A Preferred Stock are expected to be reported to the IRS as required by applicable Treasury Regulations. Backup withholding will apply to these payments if the U.S. holder fails to provide an accurate taxpayer identification number and certification that it is not subject to backup withholding (generally on an IRS Form W-9) or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain U.S. holders are exempt from information reporting and backup withholding. Prospective investors should consult their tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Non-U.S. Holders
Distributions
Distributions paid to non-U.S. holders on the Series A Preferred Stock that are treated as dividends, as described above under “U.S. Holders — Distributions,” generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty on IRS Form W-8BEN or W-8BEN-E. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements on IRS Form W-8ECI are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person, as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds the Company’s current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock, and thereafter as capital gain, as described below under “Non-U.S. Holders — Gain on Disposition.”
Gain on Disposition
Subject to the remainder of this discussion, any gain realized by a non-U.S. holder on the disposition of shares of Series A Preferred Stock generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held shares of Series A Preferred Stock.

A non-U.S. holder with gain described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition of shares of Series A Preferred Stock in the same manner as if the non-U.S. holder were a United States person, as defined under the Code. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it may also be subject to the “branch profits” tax equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses recognized in the same taxable year by the individual, even though the individual is not considered a resident of the United States under the Code.
We do not believe that the Company is or has been, and do not expect the Company to become, a United States real property holding corporation for U.S. federal income tax purposes.
A payment made to a non-U.S. holder in redemption of the Series A Preferred Stock may be treated as a distribution, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders — Sale or Redemption,” in which case such payment would be subject to tax as discussed above under “Non-U.S. Holders — Distributions.”
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each non-U.S. holder is required as to the amount of distributions (other than certain distributions treated as gain on a sale of stock) paid to such non-U.S. holder and the amount, if any, of tax withheld with respect to such distributions. This information may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is established. Dividends generally are not subject to “backup withholding” if the non-U.S. holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E, or Form W-8ECI).
Payments of proceeds from the sale or other disposition of Series A Preferred Stock generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the non-U.S. holder provides the applicable withholding agent with a statement certifying, among other things, that the non-U.S. holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E). Payments subject to information reporting may be subject to backup withholding if the non-U.S. holder fails to certify the holder’s non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding. Potential holders should consult their tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on shares of Series A Preferred Stock. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.
FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of shares of Series A Preferred Stock. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.
Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective purchasers of the depositary shares should consult with their tax advisors regarding the possible implications of FATCA on an investment in shares of Series A Preferred Stock in the form of depositary shares, including the applicability of any intergovernmental agreements.
THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SERIES A PREFERRED STOCK IN THE FORM OF DEPOSITARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

ERISA CONSIDERATIONS FOR INVESTORS
The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the depositary shares or a particular investor.
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether the investment would (i) satisfy the prudence and diversification requirements of ERISA, (ii) be consistent with the documents and instruments governing the ERISA Plan, and (iii) involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” (as defined under ERISA) with persons who are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these prohibited transaction rules may result in an excise tax or other liabilities being imposed under ERISA or the Code on those persons and/or penalties and liabilities being assessed under ERISA and the Code on the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code, that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non- ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition, holding or disposition of the depositary shares by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of Code, unless the depositary shares are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of depositary shares. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the Series A Preferred Stock nor the underwriters, nor any of their respective affiliates (directly or indirectly), have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (as defined under ERISA) in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemption will be satisfied with respect to the depositary shares and a fiduciary of a Plan, Plan Asset Entity or Non-ERISA-Arrangement should consider the application of the rules and exemptions referred to above to the purchase, holding and disposition of the shares or the exercising or any rights thereto relating to the Plan, Plan Asset Entity or Non-ERISA-Arrangement.
Because of the foregoing, depositary shares should not be acquired by any person investing assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser of depositary shares or any interest therein will be deemed to have represented by its acquisition of the depositary shares that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) the acquisition, holding and disposition of the depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing depositary shares or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of depositary shares or any interest therein have exclusive responsibility for ensuring that their purchase and holding of the depositary shares or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of depositary shares to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE DEPOSITARY SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN, PLAN ASSET ENTITY, OR NON-ERISA-ARRANGEMENT IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE CODE AND ANY OTHER SIMILAR LAWS AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING
We have entered into an underwriting agreement dated June 1, 2022 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, severally and not jointly, the number of depositary shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Piper Sandler & Co., J.P. Morgan Securities LLC and Janney Montgomery Scott LLC are acting as the representatives of the underwriters.
Underwriters	Number of Depositary Shares
Piper Sandler & Co.	8,600,000
J.P. Morgan Securities LLC	5,200,000
Janney Montgomery Scott LLC	2,400,000
Credit Suisse Securities (USA) LLC	2,400,000
D.A. Davidson & Co.	500,000
Stephens Inc.	500,000
Academy Securities, Inc.	200,000
Roberts & Ryan Investments, Inc.	200,000
Total	20,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
Certain of our directors and officers have agreed to purchase 76,000 of the depositary shares (representing an aggregate liquidation preference of $1,900,000) in this offering at the public offering price for investment purposes.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 3,000,000 depositary shares from us at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase depositary shares approximately proportionate to such underwriter’s initial purchase commitment.
Commissions and Discounts
The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $0.7875 per depositary share sold to retail investors and $0.625 per depositary share sold to institutional investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.7875 per depositary share sold to retail investors and

$0.625 per depositary share sold to institutional investors. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.
	Per Depositary Share	No Exercise	Full Exercise
Public offering price	$25.00	$500,000,000	$575,000,000
Underwriting discount(1)	$0.63	$12,698,000	$14,602,000
Proceeds, before expenses, to us	$24.37	$487,302,000	$560,398,000

(1)
Reflects 18,783,000 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.7875 per share, and 1,217,000 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $0.625 per share.

The expenses of the offering, not including the underwriting discount, are estimated at $778,000 and are payable by us.
In addition, we have agreed to pay for the FINRA-related fees and reasonable expenses of the underwriters’ legal counsel up to $35,000.
Nasdaq Stock Market LLC Listing
Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series A Preferred Stock except as represented by the depositary shares. We have applied to list the depositary shares on Nasdaq under the symbol “PACWP.” If the application is approved, we expect trading of the depositary shares on Nasdaq to begin within 30 days after the initial delivery of the depositary shares.
Clear-Market
We have agreed that, from the date of the underwriting agreement and for a period of 30 days, we will not, without the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series A Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater liquidation preference amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Delivery of the Depositary Shares
We expect that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the third business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares in any jurisdiction where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area — Prohibition of Sales to EEA Retail Investors
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and any relevant implementing measure in any member state of the European Economic Area (the “EEA” and each member state, a “Relevant Member State”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. Accordingly, any person making or intending to make an offer in a Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the initial purchaser to publish a prospectus in relation to such offer. Neither we nor the initial purchaser have authorized, nor do we authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or the initial purchaser to publish a prospectus for such offer.
The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or made available to any retail investor in the EEA or otherwise to the public in any Relevant Member State prior to the publication of a prospectus in relation to the depositary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that depositary shares may be offered to the public in that Relevant Member State at any time:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of depositary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For these purposes,
(a)
a “retail investor” means a person who is one (or more) of:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation, and

(b)
an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision, the expression “offering or selling of depositary shares to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State.
Hong Kong
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
The depositary shares may not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong.
Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the depositary shares. Accordingly, none of the depositary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.The depositary shares are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority or any authorities of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor, as defined in Section 4A of the Securities and Future Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a “relevant person” (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the depositary shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except:

(i)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(1A) or Section 276(4)(i)(B) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)
where no consideration is or will be given for the transfer;

(iv)
where the transfer is by operation of law;

(v)
as specified in Section 276(7) of the SFA; or

(vi)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B (1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
United Kingdom — Prohibition of Sales to UK Retail Investors
This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (as amended, the “FSMA”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in the United Kingdom of Great Britain and Northern Ireland (the “UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in the UK of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the initial purchasers to publish a prospectus in relation to such offer. Neither we nor the initial purchaser have authorized, nor do we authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or the initial purchaser to publish a prospectus for such offer.
The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK or otherwise to the public in the UK prior to the publication of a prospectus in relation to the depositary shares which has been approved by the UK Financial Conduct Authority, except that depositary shares may be offered to the public in the UK at any time:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of depositary shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For these purposes:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 supplementing Directive 2014/65/EU as it forms part of domestic law by virtue of the EUWA and as amended by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the FSMA by a person authorized under the FSMA and this document is for distribution only to, and is directed solely at, persons (i) who are outside the UK, (ii) in the UK who are “qualified investors” as defined under Article 2 of the UK Prospectus Regulation who are also persons: (a) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or (b) are persons falling within Articles 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Promotion Order, or (iii) to whom an invitation or inducement to engage in investment activity (within the meaning of the FSMA) in connection with the issue or sale of any depositary shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “relevant persons”).
This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. This prospectus supplement and the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or part) or disclosed by recipients to any persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. No person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares other than in circumstances in which Section 21(1) of the FSMA does not apply to us.
Accordingly, each underwriter has agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity in the UK (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

LEGAL MATTERS
The validity of the securities to be offered by this prospectus supplement will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Los Angeles, California.
EXPERTS
The consolidated financial statements of PacWest Bancorp as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 appearing in PacWest Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2021 refers to a change in the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of Accounting Standards Update 2016-13, “Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and contains an explanatory paragraph that states the Company acquired Civic Financial Services, LLC during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, Civic Financial Services, LLC’s internal control over financial reporting associated with $1.4 billion of loans, $6.8 million of allowance for credit losses, $74.1 million of loan servicing accounts receivable and $4.9 million of accrued interest receivable included in other assets, and $59.3 million of loan interest income included in the consolidated financial statements of the Company as of and for the year ended December 31, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Civic Financial Services, LLC.

PROSPECTUS
PACWEST BANCORP

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Rights
Units
of
PACWEST BANCORP

The securities identified above may be offered and sold from time to time by us in one or more offerings. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “PACW”.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 1 of this prospectus and our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.
These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
The date of this prospectus is March 1, 2021

We are responsible only for the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement through the SEC’s website, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information”.
References to “Pacific Western” or the “Bank” refer to Pacific Western Bank together with its wholly-owned subsidiaries. References to “we,” “us,” or the “Company” refer to PacWest Bancorp together with its subsidiaries on a consolidated basis. When we refer to “PacWest” or to the “holding company,” we are referring to PacWest Bancorp, the parent company, on a stand-alone basis.
RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This registration statement and the documents incorporated by reference herein contain certain “forward-looking statements” about PacWest and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our operating expenses, profitability, allowance for credit losses, net interest margin, net interest income, deposit growth, loan and lease portfolio growth and production, acquisitions, maintaining capital adequacy, liquidity, goodwill, and interest rate risk management. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these statements as they involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:
•
the COVID-19 pandemic is adversely affecting the Company, its employees, customers and third-party service providers, and the ultimate extent of the impacts of the pandemic and related government stimulus programs on its business, financial position, results of operations, liquidity and prospects is uncertain. Continued deterioration in general business and economic conditions could adversely affect the Company’s revenues and the values of its assets and liabilities, lead to a tightening of credit and increase stock price volatility;

•
our ability to complete future acquisitions, and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time frames or at all;

•
our ability to compete effectively against other financial service providers in our markets;

•
the impact of changes in interest rates or levels of market activity, especially on the fair value of our loan and investment portfolios;

•
deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of initial public offerings and mergers and acquisitions), which may affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•
changes in credit quality, including the magnitude of individual loan losses, and the effect of credit quality and the current expected credit loss accounting standard on our provision for credit losses and allowance for credit losses;

•
our ability to attract deposits and other sources of funding or liquidity;

•
the need to retain capital for strategic or regulatory reasons;

•
compression of the net interest margin due to changes in the interest rate environment, forward yield curves, loan products offered, spreads on newly originated loans and leases, changes in our asset or liability mix, and/or changes to the cost of deposits and borrowings;

•
uncertainty regarding the future of London inter-bank offered rate (“LIBOR”) and the transition away from LIBOR toward new reference rates by the end of 2021;

•
reduced demand for our services due to strategic or regulatory reasons or reduced demand for our products due to legislative changes such as new rent control laws;

•
our ability to successfully execute on initiatives relating to enhancements of our technology infrastructure, including client-facing systems and applications;

•
legislative or regulatory requirements or changes, including an increase of capital requirements, and increased political and regulatory uncertainty;

•
the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•
higher than anticipated increases in operating expenses;

•
lower than expected dividends paid from the Bank to the holding company;

•
the amount and exact timing of any common stock repurchases will depend upon market conditions and other factors;

•
a deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge;

•
the effectiveness of our risk management framework and quantitative models;

•
the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews;

•
the impact of changes made to tax laws or regulations affecting our business, including the disallowance of tax benefits by tax authorities and/or changes in tax filing jurisdictions or entity classifications; and

•
our success at managing risks involved in the foregoing items and all other risk factors described in our audited consolidated financial statements, and other risk factors described in this prospectus and other documents filed or furnished by PacWest with the SEC.

All forward-looking statements in this prospectus and the documents incorporated by reference herein are based on information available at the time the statement is made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like PacWest, that file electronically with the SEC. The address of that site is http://www.sec.gov. PacWest’s internet address is https://www.pacwestbancorp.com where we make available, free of charge, all documents that we file with the SEC. The information on these websites is not a part of this document.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-36408) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is complete (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
•
Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”); and

•
The description of PacWest common stock set forth in PacWest’s registration statement on Form 8-A filed on June 2, 2000 and any amendment or report filed for the purpose of updating any such description, including the form of PacWest common stock certificate filed as an exhibit to the registration statement of which this prospectus is a part.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
PacWest Bancorp
9701 Wilshire Blvd., Suite 700
Beverly Hills, CA 90212
(310) 887-8500
ABOUT PACWEST BANCORP
PacWest Bancorp, a Delaware corporation, was established in October 1999 and is a bank holding company registered under the Bank Holding Company Act of 1956 with its corporate headquarters located in Beverly Hills, California. Our principal business is to serve as the holding company for our wholly-owned subsidiary, Pacific Western Bank. The Bank offers a broad range of loan and lease and deposit products and services through 70 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country through its Community Banking, National Lending and Venture Banking groups. As of December 31, 2020, we had total assets of $29.5 billion, total loans and leases, net of deferred fees, of $19.1 billion, total deposits of $24.9 billion, and stockholders’ equity of $3.6 billion.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.
SUMMARY OF THE SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities: Senior Debt Securities and Subordinated Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.
Purchase Contracts
We may issue or sell purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock, depositary shares or other securities. The price for such debt securities, common stock, preferred stock, depositary shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contract. We will provide a prospectus supplement that describes whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts, whether the purchase contracts are to be prepaid or not, whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts.
Warrants
We may sell warrants to purchase our debt securities, common stock, preferred stock, depositary shares or other securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Rights
We may sell rights to our common stock or other securities that we may offer using this prospectus. We will provide a prospectus supplement that will inform you of the exercise price of the rights and other specific terms of the rights including the steps required to exercise the rights.
Units
We may sell units which will consist of any combination of two or more of the other securities described in this prospectus. We will provide a prospectus supplement which provides the designation and the terms of the units and of any combination of the securities constituting the units, along with whether and under what circumstances those securities may be held or traded separately, any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units and other specific terms of the units.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California or such other counsel as we may designate from time to time.
EXPERTS
The consolidated financial statements of PacWest Bancorp as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 appearing in PacWest Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASU 2016-13, “Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.”

20,000,000
Depositary Shares Each Representing a 1/40th Interest in a Share of 7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A
PROSPECTUS SUPPLEMENT
June 1, 2022
Joint Book-Running Managers
Piper Sandler	J.P. Morgan	Janney Montgomery Scott
Co-Managers
Credit Suisse	D.A. Davidson & Co.	Stephens Inc.
Junior Co-Managers
Academy Securities	Roberts & Ryan